                                                                  EXHIBIT 10.22
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                                     FORM OF

                               SEVERANCE AGREEMENT
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        This Severance Agreement (the "Agreement") is entered into as of the 4th day of September, 1996, by and between Lucy H. Staley, an individual with a residence address of 208 Iriquois Road, Ithaca, NY 14850 (the "Executive"), and TransAct Technologies Incorporated, a Delaware corporation with a mailing address of 7 Laser Lane, Wallingford, Connecticut 06492 (the "Company"). As used in this Agreement, the "Company" shall also include all subsidiaries of the Company, as the context requires.

                                  INTRODUCTION
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        1. The Company is in the business of designing, developing, manufacturing and marketing printers for point of sale, gaming and wagering, financial service and kiosk applications (the "Business").

        2. The Company desires that the Executive continue to serve in his position with the Company and that the Company be able to rely upon his advice when requested as to the best interests of the Company, and its shareholders.

        3. The Board of Directors of the Company believe the Executive can best serve the Company without the distractions of personal uncertainties and risks that might be created in the event a change in control of the Company is proposed or his employment by the Company is terminated.

                                    AGREEMENT
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        In consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows:

        1. DEFINITIONS. The following terms shall have the meanings indicated for the purposes of this Agreement:

                (a) "Cause" shall mean: (i) the death or disability of the Executive (For purposes of this Agreement, "disability" shall mean the Executive's incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months.); (ii) any action or inaction by the Executive that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the directors or officers of the Company, their successors or assigns, a crime involving moral turpitude; or (iii) the refusal of the Executive to follow the reasonable and lawful written instructions of the President or the Board of Directors of the Company with respect to the services to be rendered and the manner of rendering such services by Executive, provided such refusal is material and repetitive and is not justified or excused either by the terms of this Agreement or by actions taken by the Company in violation of this Agreement, and with respect to the first two refusals Executive has been given reasonable written notice and explanation thereof and reasonable opportunity to cure and no cure has been effected within a reasonable time after such notice.

(b) "Change in Control" will be deemed to have occurred if: (1) the Company effectuates a Takeover Transaction; or (2) any election of directors of TransAct (whether by the directors then in office or by the stockholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election; or (3) the Company effectuates a complete liquidation of the Company or a sale or disposition of all or substantially all of its assets. A "Change in Control" shall not be deemed to include, however, a merger or sale of stock, assets or business of the Company if the Executive immediately after such event owns, or in connection with such event immediately acquires (other than in the Executive's capacity as an equity holder of the Company or as a beneficiary of its employee stock ownership plan or profit sharing plan), any stock of the buyer or any affiliate thereof.

(c) A "Takeover Transaction" shall mean (i) a merger or consolidation of the Company with, or an acquisition of the Company or all or substantially all of its assets by, any other corporation, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors of the surviving corporation (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) when any person or entity or group of persons or entities (other than any trustee or other fiduciary holding securities under an employee benefit plan of TransAct Company) either related or acting in concert becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company.

(d) "Terminating Event" shall mean: (i) termination by the Company of the employment of the Executive for any reason other than retirement or for Cause occurring within twelve (12) months of a Change of Control; or (ii) resignation of the Executive from the employ of the Company, while the Executive is not receiving payments or benefits from the Company by reason of the Executive's disability, subsequent to any of the following events occurring within twelve
(12) months of a Change of Control: (A) a significant reduction in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; (B) a decrease in the salary payable by the Company to the Executive from the salary payable to the Executive immediately prior to the Change in Control except for across-the-board salary reductions similarly affecting all management personnel of the Company; or (C) the relocation of the Company's facility at which the Executive is currently employed by more than 50 miles from its current location (unless such new location is closer than such facility to the Executive's then residence) provided, however, that a Terminating Event shall not be deemed to have occurred solely as a result of the Executive being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the

Company, following a Change in Control; or (D) elimination or reduction of the Executive's participation in the Company's Executive Incentive Compensation Plan.

                2  Severance.
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                (a) WITHOUT CAUSE. If the Company terminates the employment of the Executive without Cause, other than as a result of a Terminating Event, then commencing on the date of such termination and for a period of six (6) months thereafter, the Company shall provide Executive with a severance package which shall consist of the following: (i) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's then current annual base salary; (ii) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's annual target bonus amount under the TransAct Executive Incentive Compensation Plan, prorated for the portion of the fiscal year occurring prior to termination; and (iii) continuation of medical, dental, vision, life and long term disability insurance.

(b) WITH A TERMINATING EVENT. If the Company terminates this Agreement as a result of a Terminating Event, then commencing on the date of such termination and for a period equal to one (1) year thereafter, the Company shall provide Executive with a severance package which shall consist of the following: (i) payment on the first business day of each month an amount equal to one-twelfth of the Executive's then current annual base salary; (ii) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's annual target bonus amount under the Company's Executive Incentive Compensation Plan; and (iii) continuation of medical, dental, vision, life and long term disability insurance. In addition, if the Company terminates the employment of the Executive as a result of a Terminating Event, then the Company shall cause the immediate vesting of all options granted by the Company to the Executive under the Company's stock plans. At any time when the Company is obligated to make monthly payments under Section 2(b), the Company shall, ten (10) days after receipt of a written request from the Executive, pay the Executive an amount equal to the balance of the amounts payable under Section 2(b)(i)-(ii), provided that the obligation of the Company to continue to provide benefits pursuant to
Section 2(b)(iii) or to make monthly payments under 2(b)(i)-(ii) shall cease upon the payment of such amount.

                (c) GENERAL RELEASE. As a condition precedent to receiving any severance payment, the Executive shall execute a general release of any and all claims which Executive or his heirs, executors, agents or assigns might have against the Company, its subsidiaries, affiliates, successors, assigns and their past, present and future employees, officers, directors, agents and attorneys.

                (d) WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Employer under applicable law.

        3. NON-COMPETITION. During Executive's employment with the Company and the term of this Agreement and (a) in the case of termination other than as a result of a Terminating Event, for six (6) months following the termination of Executive's employment with the Company or (b) in the case of termination as a result of a Terminating Event, for one (1) year following the termination of Executive's employment with the Company and Executive will not directly or indirectly whether as a partner, consultant, agent, employee, co-venturer, greater than two percent owner or otherwise or through any other person (as hereafter defined): (a) be engaged in any business or activity which is competitive with the Business of the Company in any part of the world in which the Company is at the time of the Executive's termination engaged in selling their products directly or indirectly; or (b) attempt to recruit any employee of the Company, assist in their hiring by any other person, or encourage any employee to terminate his or her employment with the Company; or (c) encourage any customer of the Company to conduct with any other person any business or activity which such customer conducts or could conduct with the Company. For purpose of this Section 3, the term "Company" shall include any person controlling, under common control with or controlled by, the Company, provided, however, that with respect to Tridex Corporation ("Tridex") and any subsidiary of Tridex, the provisions of this Section 3 shall cease and be of no force and effect one (1) year after the Company is no longer a subsidiary of Tridex.

        For purposes of this Section 3, the term "Person" shall mean an individual or corporation, association or partnership in estate or trust or any other entity or organization.

        The Executive recognizes and agrees that because a violation by him of this Section 3 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

        Executive expressly agrees that the character, duration and scope of this covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of both Executive and the Company that this covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and necessary to provide the Company the intended benefit of this covenant to compete.

        4. CONFIDENTIALITY COVENANTS. Executive understands that the Company may impart to him confidential business information including, without limitation, designs, financial information, personnel information, strategic plans, product development information and the like (collectively "Confidential Information"). Executive hereby acknowledges Company's exclusive ownership of such Confidential Information.

        Executive agrees as follows: (1) only to use the Confidential Information to provide services to the Company; (2) only to communicate the Confidential Information to fellow employees, agents and representatives of the Company on a need-to-know basis; and (3) not to otherwise disclose or use any Confidential Information. Upon demand by the Company or upon termination of Executive's employment, Executive will deliver to the Company all manuals, photographs, recordings, and any other instrument or device by which, through which, or on which Confidential Information has been recorded and/or preserved, which are in my Executive's possession, custody or control. Executive acknowledges that for purposes of this Section 4 the term "Company" means any person or entity now or hereafter during the term of this Agreement which controls, is under common control with, or is controlled by, the Company.

        The Executive recognizes and agrees that because a violation by him of this Section 4 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.


        5. GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and interpreted and governed in accordance with the laws of the State of Connecticut. The parties agree that this Agreement was made and entered into in Connecticut and each party hereby consents to the jurisdiction of a competent court in Connecticut to hear any dispute arising out of this Agreement.

        6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

        7. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or certified mail, return receipt requested.

                (a) to the the Company at:

                    7 Laser Lane
                    Wallingford, Connecticut 06492
                    Attn:  President

                (b) to the Executive at:

                    208 Iriquois Road
                    Ithaca, NY 14850

        Any such notice or other communication will be considered to have been given (i) on the date of delivery in person, (ii) on the third day after mailing by certified mail, provided that receipt of delivery is confirmed in writing,
(iii) on the first business day following delivery to a commercial overnight courier or (iv) on the date of facsimile transmission (telecopy) provided that the giver of the notice obtains telephone confirmation of receipt.

        Either party may, by notice given to the other party in accordance with this section, designate another address or person for receipt of notices hereunder.

        8. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

        9. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

        10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and any successors and assigns of the Company.

        11. EFFECT OF PROPOSED REORGANIZATION. The parties hereby acknowledge and agree that it is contemplated that the Company, currently a wholly owned subsidiary of Tridex, intends to sell up to 19.7% of its capital stock in an initial public offering and that Tridex intends to distribute to its stockholders, after receipt of a favorable private letter ruling from the Internal Revenue Service, the balance of the outstanding capital stock of the Company owned by Tridex in a tax-free reorganization (the "Distribution"). The Executive and the Company agree that neither the initial public offering nor the Distribution will give rise to any rights to severance payments under this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       TRANSACT TECHNOLOGIES INCORPORATED


                                       By: /s/ BART C. SHULMAN
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                                       Title: Chief Executive Officer


                                       EXECUTIVE:

                                        /s/ LUCY H. STALEY
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